EXHIBIT 99.6
CONSENT OF SEVEN HILLS PARTNERS LLC
We hereby consent to the inclusion of our opinion letter, dated August 8, 2007, to the special committee of the board of directors of Digital Angel Corporation (“Digital Angel”) as Annex C to, and to the references thereto under the captions “SUMMARY—Reasons for the Merger—Digital Angel”, “SUMMARY—Opinion of Financial Advisor to the Digital Angel Special Committee”, “THE MERGER—Background of the Merger”, “THE MERGER — Digital Angel’s Reasons for the Merger—Special Committee Reasons for the Merger” and “THE MERGER—Opinion of Financial Advisor to the Digital Angel Special Committee” in, the Joint Proxy Statement/Prospectus relating to the proposed merger involving Digital Angel Acquisition Corp. and Digital Angel Corporation which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) of Applied Digital Solutions, Inc. (“Applied Digital”). By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the version of the Registration Statement of Applied Digital being filed with the Securities and Exchange Commission on September 10, 2007 and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
Seven Hills Partners LLC
By: /s/ Ted Ridgway
September 6, 2007